UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 7, 2013

FRANCESCA’S HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35239	20-8874704
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8760 Clay Road Houston, TX	77080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (713) 864-1358

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On February 7, 2013, Francesca’s Collections, Inc. (“Francesca’s”), an indirect, wholly-owned subsidiary of Francesca’s Holdings Corporation (the “Company”), and Francesca’s LLC, a direct, wholly-owned subsidiary of the Company entered into Amendment No. 1 to Credit Agreement, dated February 7, 2013 ( “Amendment No. 1”), which amends the existing Amended and Restated Credit Agreement, dated as of July 27, 2011, by and among Francesca’s , Francesca’s LLC, Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the lenders party thereto (as amended, the “Credit Agreement”).

Amendment No. 1 amends the Credit Agreement to remove the requirement under the Credit Agreement that Francesca’s deliver to the Royal Bank of Canada certain annual business plans, forecasts and projected year-end financial statements within thirty days after the end of each fiscal year.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 1, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c), (e) On February 7, 2013, the Board of Directors (the “Board”) of the Company appointed Mark J. Vendetti to serve as the Chief Financial Officer of the Company effective March 4, 2013. Cynthia Thomassee, who has served as our Interim Chief Financial Officer, Vice President of Accounting and Controller since May 13, 2012, will continue to serve as the Company’s Vice President of Accounting and Controller.

Prior to joining the Company, Mr. Vendetti, age 51, served as Vice President of Finance for Abercrombie and Fitch from October 2009 to January 2013, where his duties included serving as Chief Financial Officer of the Direct-to-Consumer business and managing the business’s financial planning and analysis. Prior to such time, Mr. Vendetti served as Senior Vice President, Corporate Finance for XM Satellite Radio, where he was responsible for finance, planning and analysis, and treasury, from May 2005 to September 2008. Mr. Vendetti holds a bachelor’s degree in mathematics from Amherst College and a Masters in Business Administration from Harvard University.

The terms of Mr. Vendetti’s employment are outlined in an employment letter agreement between Francesca’s, the Company and Mr. Vendetti, effective as of March 4, 2013 (the “Employment Letter”). The Employment Letter has a term of three years commencing on March 4, 2013 (subject to earlier termination pursuant to the terms of the Employment Letter). The Employment Letter provides for Mr. Vendetti to receive an annual base salary of $350,000 and a target annual bonus opportunity equal to 50% of Mr. Vendetti’s annual base salary for the applicable fiscal year. The Employment Letter also provides for Mr. Vendetti to participate in the Company’s employee savings and welfare benefit plans made available to the Company’s employees generally, and an annual allowance equal to $25,000 that he may apply towards the purchase of additional benefits of his choosing.

The Employment Letter provides that if Mr. Vendetti’s employment with the Company is terminated, regardless of the reason for such termination of employment, he will be entitled to his accrued and unused vacation and any accrued benefits under the Company’s 401(k) retirement plan. Pursuant to the terms of the Employment Letter, if Mr. Vendetti’s employment is terminated by the Company without “cause” (as such term is defined in the Employment Letter), he will be entitled to an aggregate payment (subject to applicable tax withholdings) equal to one times the amount of his then current annual rate of base salary, with such amount to become payable in substantially equal monthly installments over the 12-month period following the termination of his employment. Mr. Vendetti’s right to receive the severance benefits described above is subject to his execution of a release of claims in favor of the Company upon termination of his employment, as well as his compliance with certain protective covenants in the Employment Letter, including confidentiality, non-solicitation and non-compete covenants. Mr. Vendetti is not entitled to any tax gross-up payments from the Company.

The foregoing summary of the Employment Letter is qualified in its entirety by reference to the text of the Employment Letter, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

In connection with his appointment as Chief Financial Officer of the Company, on February 7, 2013, the Board approved an option award to Mr. Vendetti to purchase 50,000 shares of the Company’s common stock under the Company’s 2011 Equity Incentive Plan, with such option award to be granted on March 4, 2013, subject to Mr. Vendetti’s commencement of employment as of such date. The option award will have a per-share exercise price equal to the closing price of a share of the Company’s common stock on March 4, 2013 and a maximum term of ten years. The option award will vest, subject to Mr. Vendetti’s continued employment, in three equal annual installments on each anniversary of the date that Mr. Vendetti has permanently relocated his primary residence to Houston, Texas, provided that such relocation occurs on or before September 1, 2014. The terms and conditions of the stock option grant are similar to the terms and conditions of the stock options granted to employees generally.

There was no arrangement or understanding between Mr. Vendetti and any other person pursuant to which Mr. Vendetti was appointed Chief Financial Officer of the Company. There are no family relationships between Mr. Vendetti and any director or executive officer of the Company, and Mr. Vendetti has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure

On February 7, 2013, the Company issued a press release announcing Mr. Vendetti’s appointment as Chief Financial Officer. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of February 7, 2013, among Francesca’s Collections, Inc., Francesca’s LLC and Royal Bank of Canada.

10.2	Employment Letter Agreement, dated February 6, 2013, between Francesca’s Collections, Inc., Francesca’s Holdings Corporation and Mark J. Vendetti.

99.1	Press Release issued by Francesca’s Holdings Corporation on February 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: February 12, 2013	By:	/s/ Kal Malik
Kal Malik Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of February 7, 2013, among Francesca’s Collections, Inc., Francesca’s LLC and Royal Bank of Canada.

10.2	Employment Letter Agreement, dated February 6, 2013, between Francesca’s Collections, Inc., Francesca’s Holdings Corporation and Mark J. Vendetti.

99.1	Press Release issued by Francesca’s Holdings Corporation on February 7, 2013.